EXHIBIT 99.1
                                                                    ------------

FOR IMMEDIATE RELEASE
---------------------

For: MAF Bancorp, Inc.                         Contact:  Jerry A. Weberling,
     55th Street & Holmes Avenue                         Chief Financial Officer
     Clarendon Hills, IL 60514                           Michael J. Janssen,
                                                         Senior Vice President
     www.mafbancorp.com                                  (630) 325-7300



                       MAF BANCORP, INC. TO PARTICIPATE IN
                  LEHMAN BROTHERS FINANCIAL SERVICES CONFERENCE


Clarendon Hills, Illinois, November 27, 2002 - MAF Bancorp, Inc. (MAFB), announced that its chief executive officer will be participating on a panel with other selected banking executives at the Lehman Brothers Financial Services Conference to be held in New York, New York on December 2, 2002. The conference will be broadcast on the Internet at http://customer.ibeam.com/LEHM002/120202a_byRFD/default.asp?entity=panel2.
Through the website, interested investors will have the opportunity to listen to the panel discussion, including Allen Koranda, Chairman and CEO of MAF Bancorp. The discussion is scheduled to begin at 12:15 p.m. Central Time. The archived webcast of the conference will be available for thirty days after the event, beginning December 2, 2002.

MAF Bancorp is the parent company of Mid America Bank, a federally chartered stock savings bank. The Bank operates a network of 34 retail banking offices primarily in Chicago and its western suburbs. The Company's common stock trades on the Nasdaq Stock Market under the symbol MAFB.

                                       ###